SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549

                                 FORM 8-K

                              CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): June 29, 1995

                                 DynCorp
            (Exact name of registrant as specified in its charter)

          Delaware                1-3879                     36-2408747
      (State or other     (Commission File Number)          (IRS Employer
      jurisdiction of                                    Identification No.)
      incorporation)

      2000 Edmund Halley Drive, Reston, Virginia             22091-3436
       (Address of principal executive offices)              (Zip Code)

      Registrant's telephone number, including area code: (703)-264-0330

                              Not applicable
          (Former name or former address, if changed since last report)

          Item 2.  Disposition of Assets

               On June 30, 1995, the Registrant sold the stock of all its subsidiaries engaged in the business of commercial aircraft heavy maintenance and modification (see Item 5. Other Events, for discontinuance of the Commercial Aviation Sector business) to Sabreliner Corporation, a Delaware corporation. Those subsidiaries are DynAir Tech of Florida, a Florida corporation; DynAir Tech of Texas, a Texas corporation; and DynAir Avionics, Inc., a Florida corporation, all of which were owned by the Registrant as second-tier subsidiaries of its wholly owned subsidiary, DynAir Aviation Services, Inc. Sabreliner Corporation is a publicly owned corporation which has no relationship to the Registrant or any of its affiliates, to any director or officer of the Registrant, or to any associate of any such director or officer. The sale price for the stock of these subsidiaries was $12,500,000 in cash, subject to adjustment for final financial conditions as of closing date balance sheets and subject to additional payments based on future business revenues of the sold companies.

               The Company has received a proposal for the sale of the remaining portions of the Commercial Aviation Sector and has entered into discussions with the interested party.

          Item 5. Other Events

               On June 29, 1995, the Registrant's Board of Directors determined that it was in the best interests of the Registrant to divest itself (through sale) of its Commercial Aviation Sector businesses. Such businesses, which include commercial airline ground handling and cargo operations, aircraft fueling, commercial aircraft line maintenance, heavy maintenance, and modification and commercial airline passenger services, will be reclassified as discontinued operations for financial reporting purposes.. Based on consummated divestitures and negotiations in progress (see Item 2), it is anticipated that the sales proceeds will be in excess of the book value of the net assets of the Commercial Aviation Sector businesses and will be accomplished within the next twelve months. The net proceeds will be used primarily to retire debt. See Item 7. Financial Statements and Exhibits for restated financial statements of the Registrant.

          Item 7. Financial Statements and Exhibits

          (c)  Exhibits

          (2) Stock Purchase Agreement between Sabreliner Corporation, DynCorp Aviation Service, Inc. and DynCorp, dated June 30, 1995

          (99) Restated Consolidated Condensed Balance Sheets as of
          December 31, 1994 and March 30, 1995
               Assets
               Liabilities, Redeemable Common Stock and Stockholders' Equity

               Restated Consolidated Condensed Statements of Operations for the year ended December 31, 1994 and three months ended
          March 30, 1995.

                                  SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized;

                                      DynCorp


          Date: July 13, 1995         H. Montgomery Hougen
                                      H. Montgomery Hougen
                                      Vice President and Secretary